99.1 Effect of changes on amounts previously reported for Q1 2011.

	USD 000's	Q1 2011	Reclassify Primaloft	Q1 2011
		As reported	to Discontinued	as restated
Net sales	Machine Clothing	$ 188,482	$ -	$ 188,482
	Composites	11,472		11,472
	Primaloft	6,768	(6,768)	-
	Total	$ 206,722	$ (6,768)	$ 199,954

Gross margin	Machine Clothing	$ 86,537	$ -	$ 86,537
	Composites	(19)		(19)
	Primaloft	3,657	(3,657)	-
	Non Segment	(1,330)		(1,330)
	Total	$ 88,845	$ (3,657)	$ 85,188

Selling, technical	Machine Clothing	$ 36,233	$ -	$ 36,233
general and research	Composites	1,011		1,011
expenses	Primaloft	1,746	(1,746)	-
	Research	7,165		7,165
	Non Segment	15,675	(4)	15,671
	Total	$ 61,830	$ (1,750)	$ 60,080

Restructuring	Machine Clothing	$ 33	$ -	$ 33
included in segment	Composites	13		13
operating income	Primaloft	-	-	-
	Research	-		-
	Non Segment	(12)		(12)
	Total	$ 34	$ -	$ 34

Operating income	Machine Clothing	$ 50,271	$ -	$ 50,271
	Composites	(1,043)		(1,043)
	Primaloft	1,911	(1,911)	-
	Research	(7,165)		(7,165)
	Non Segment	(16,993)	4	(16,989)
	Total	$ 26,981	$ (1,907)	$ 25,074